UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
August 13, 2007
Date of Report (Date of earliest event reported)
ALTRA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Hayward Street
Quincy, Massachusetts	02171

(Address of principal executive offices)	(Zip Code)
(617) 328-3300
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     This Current Report on Form 8-K/A amends the Current Report on Form 8-K dated July 27, 2007 of Altra Holdings, Inc. (“the Company”). On August 13, 2007, the Company announced certain revisions to its unaudited financial results for the second quarter and the year to date period ended June 30, 2007 related to a decrease in cost of goods sold in connection with a non-cash inventory purchase accounting adjustment associated with its recent acquisition of TB Wood’s, Inc. The revisions were the result of the Company’s continuing work to finalize the purchase accounting for the TB Wood’s acquisition. A copy of the press release announcing the revisions is attached hereto as Exhibit 99.1, which is incorporated by reference herein. On July 27, 2007, the Company held a conference call with investors to discuss second quarter results. The chart presentation used during the call has been revised to incorporate these changes and is attached hereto as Exhibit 99.2 to this report and is incorporated by reference herein. (Also filed pursuant to Item 8.01)
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
99.1	Press release of Altra Holdings, Inc., dated August 13, 2007, announcing certain revisions to its unaudited financial results for the second quarter and first 6 months of 2007.

99.2	Revised charts used during the investor conference call on July 27, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA HOLDINGS, INC.
/s/ Michael L. Hurt
Name:	Michael L. Hurt
Title:	Chief Executive Officer

Date: August 13, 2007

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